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                                  EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-43201 OF PIMCO Advisors Holdings L.P. on Form S-8 related to the 1998 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO Advisors L.P. (formerly the 1997 Unit Incentive Plan) of our report dated February 2, 1996, relating to the consolidated financial statements of PIMCO Advisors L.P. and subsidiaries for the year ended December 31, 1995, appearing in the Annual Report on Form 10-K of PIMCO Advisors Holdings L.P. for the year ended December 31, 1997.




/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Costa Mesa, California
October 2, 1998



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